Exhibit 11

                     CALCULATION OF PRIMARY EARNINGS PER SHARE

                             Three Months Ended          Nine Months Ended
                                 January 31,                 January 31,
                        --------------------------  ---------------------------
                             1994          1993         1994          1993

Net earnings (loss)
  from continuing
  operations...........  $(17,934,000) $  5,695,000 $(30,350,000) $(10,732,000)
                         ============  ============ ============  ============
Net earnings (loss)....  $ 12,556,000  $  8,583,000 $  6,183,000  $ (2,535,000)
                         ============  ============ ============  ============

Average number of shares
  outstanding - primary:
  Average number of
   common shares
   outstanding.........   105,919,000   107,064,000  105,802,000   106,647,000

  Dilutive effect of
   stock options after
   application of
   treasury stock
   method..............       973,000       383,000      779,000         -
                          -----------   -----------  -----------   -----------
Average number of
  shares outstanding...   106,892,000   107,447,000  106,581,000   106,647,000
                          ===========   ===========  ===========   ===========

Primary earnings per
  share:
  From continuing
    operations.........         ($.17)         $.05        $(.28)        $(.10)
                                 ====          ====        =====         =====
  Net earnings (loss)..          $.12          $.08         $.06         $(.02)
                                 ====          ====         ====         =====

                  CALCULATION OF FULLY DILUTED EARNINGS PER SHARE

                             Three Months Ended          Nine Months Ended
                                 January 31,                 January 31,
                        --------------------------  ---------------------------
                             1994          1993         1994          1993

Net earnings (loss)
  from continuing
  operations...........  $(17,934,000) $  5,695,000 $(30,350,000) $(10,732,000)
                         ============  ============ ============  ============
Net earnings (loss)....  $ 12,556,000  $  8,583,000 $  6,183,000  $ (2,535,000)
                         ============  ============ ============  ============

Average number of shares
  outstanding - fully
  diluted:
  Shares used in
   calculating primary
   earnings per share..   106,892,000   107,447,000  106,581,000   106,647,000

  Additional effect of
   stock options after
   application of
   treasury stock
   method..............         -             -            -             -
                          -----------   -----------  -----------   -----------
Average number of
  shares outstanding...   106,892,000   107,447,000  106,581,000   106,647,000
                          ===========   ===========  ===========   ===========

Fully diluted earnings
  per share:
  From continuing
    operations.........         ($.17)         $.05        $(.28)        $(.10)
                                 ====          ====        =====         =====
  Net earnings (loss)..          $.12          $.08         $.06         $(.02)
                                 ====          ====         ====         =====